Exhibit 10.92

HIBERNIA CORPORATION

EXECUTIVE BONUS INSURANCE PLAN

AMENDMENT NO. 2

THIS AMENDMENT NO. 2 (the “Amendment”) to the Hibernia Corporation Executive Bonus Insurance Plan (the “Plan”) is made as of the 26th day of October 2005.

WHEREAS, Hibernia Corporation, a Corporation organized and existing under the laws of the State of Louisiana (the “Company”), maintains the Plan, which was adopted by the Board of Directors of the Company (the “Board”); and

WHEREAS, under the terms of the Plan, the Executive Compensation Committee of the Board (the “Committee”) and/or the Board has the authority to amend the Plan prior to the consummation of a Change of Control (as defined in the Plan); and

WHEREAS, the Committee adopted the following amendments to the Plan on October 25, 2005, and the Board approved the following amendments to the Plan on October 26, 2005;

NOW, THEREFORE, in consideration of the premises set forth above, and effective as of the date first above written, the Plan shall be and hereby is amended as follows:

1. Section 5.2 of the Plan is hereby amended by deleting subpart (ii) of the second sentence of Section 5.2 and substituting the following in its place:

(ii) no termination or amendment shall change the Bonus Payments to which a Participant who retires or becomes disabled prior to December 31, 2006 is entitled under Section 4.2 or 4.3 of the Plan as those Sections existed as of the date of this amendment.

2. On and after the date hereof, each reference in the Plan to “this Plan,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Plan as amended hereby.

IN WITNESS WHEREOF, the Committee has caused this Amendment No. 1 to be executed as of the month, day and year first above written.

HIBERNIA CORPORATION

By:	/s/ J. Herbert Boydstun
J. Herbert Boydstun
President and Chief Executive Officer